Exhibit 99.1

Press Release
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com

FRANKLIN COVEY REPORTS STRONG 2013 FOURTH QUARTER AND
FISCAL YEAR FINANCIAL RESULTS

Strongest Quarter and Fiscal Year Ever for the Company’s Current Business
Fourth Quarter Revenues Up 21%, Adjusted EBITDA Up 30% Over Fiscal 2012
Full Fiscal Year 2013 Revenues Up 12%, Adjusted EBITDA Up 16% Over Prior Year
Provides Adjusted EBITDA Guidance For Fiscal 2014

Salt Lake City, Utah – November 7, 2013 – Franklin Covey Co. (NYSE: FC), a global performance improvement company that creates and distributes world-class content, training, processes, and tools that organizations and individuals use to transform their results, today announced financial results for its fiscal fourth quarter and full fiscal year ended August 31, 2013.

Fiscal 2013 Fourth Quarter Financial Highlights

•	Sales increased $10.6 million, or 21%, to $61.6 million, compared with $51.0 million for fiscal 2012.
•	Sales grew in nearly all major channels, including national account practices, U.S./Canada direct offices, international direct offices, and from international licensee partners.
•	Gross profit increased 22% to $42.7 million on increased sales and an improvement in gross margin to 69.4% compared with 68.6% for the fourth quarter of fiscal 2012.
•	Adjusted EBITDA increased $2.9 million, or 30%, to $12.5 million compared with $9.6 million for the prior year’s fourth quarter.
•	Net income increased $4.3 million, or 127%, to $7.7 million compared with $3.4 million for the fourth quarter of fiscal 2012.
•	EPS grew 161%, to $0.47 per diluted share, from $0.18 per diluted share in the prior year.
•	The Company’s cash balance remained strong and totaled $12.3 million at August 31, 2013 compared with $11.0 million at August 31, 2012.

Full Year Fiscal 2013 Financial Highlights

•	Consolidated sales grew $20.5 million, or 12%, to $190.9 million, compared with $170.5 million for fiscal 2012, the best fiscal year ever for the Company’s current business.
•	Sales grew in nearly all of the Company’s major sales channels.
•	Gross profit increased $16.3 million, or 14%, to $129.0 million, compared with $112.7 million for fiscal 2012 on increased sales and an improved gross margin.
•	Adjusted EBITDA increased 16% to $31.4 million, compared with $27.1 million for fiscal 2012.
•	Adjusted EBITDA margin increased to 16.4% of sales from 15.9% in the prior year.
•	Net income grew $6.5 million, or 83%, to $14.3 million compared with $7.8 million last year.
•	EPS grew 86% to $0.80 per diluted share, from $0.43 per diluted share for fiscal 2012.

Bob Whitman, Chairman and Chief Executive Officer of Franklin Covey, commented, “Fiscal 2013 was an extremely strong year for Franklin Covey.  We were pleased to be able to significantly improve our financial results while investing heavily in our future growth, despite government instability and foreign exchange issues.  We are pleased with our results for the year, and enthusiastic about the prospect to accelerate growth in future periods.”

Fourth Quarter Financial Results

The Company’s consolidated sales increased to $61.6 million compared with $51.0 million in the fourth quarter of fiscal 2012.  Sales increased at nearly all of the Company’s major channels, including its national account practices, U.S./Canada direct offices, international direct offices, and international licensee channel.  The Company’s national account practices reported a 64% increase in revenues, driven by increased Education and Sales Performance Practice sales.  The Education Practice, which delivers content based on The Leader In Me to elementary schools in the United States and internationally, increased sales by 67% compared with the prior year, as demand for this whole-school transformation process continues to grow.  Sales Performance Practice sales were favorably impacted by the fiscal 2013 acquisition of NinetyFive 5 LLC (NinetyFive 5), and grew by 82% compared with the prior year.  Revenue in the Company’s U.S./Canada direct offices (excluding the government services region), increased 23% compared with the fourth quarter of fiscal 2012.  Partially offsetting sales growth at the Company’s U.S./Canada direct offices was a $1.9 million decrease in government services sales which was primarily due to the timing of a large contract renewal that was postponed until the Company’s first quarter of fiscal 2014.  Sales growth was generally broad-based across the Company’s key practice areas and the Company benefited from strong facilitator sales and intellectual property license revenues during the quarter.  Sales increased 14% at the Company’s direct offices in Japan, Australia, and the United Kingdom compared with the prior year, driven primarily by a 15% increase in sales from the Company’s office in Japan as well as increased sales in Australia.  Many of the Company’s international licensee partners also recognized stronger sales during the quarter, resulting in an 8% overall increase in licensee revenues.

Gross profit increased 22% to $42.7 million compared with $35.0 million in the fourth quarter of fiscal 2012.  The increase in gross profit was attributable to increased sales, as described above, and improved gross margin.  The Company’s gross margin for the quarter ended August 31, 2013 increased to 69.4% of sales compared with 68.6% in the prior year.  The improvement in gross margin was primarily due to increased facilitator sales in the U.S./Canada direct offices during the quarter and increased intellectual property license revenues, which have higher margins than the majority of the Company’s other services and products.

Selling, general and administrative expenses (SG&A) increased $6.0 million compared with the fourth quarter of fiscal 2012, reflecting increased commissions on higher sales, ongoing investments in hiring new sales-related personnel, and marketing initiatives.  The increase in SG&A expenses over the prior year was primarily due to 1) a $3.8 million increase in associate costs resulting from increased commissions on higher sales and new sales-related personnel; 2) a $1.1 million increase in non-cash share-based compensation expense primarily resulting from a new performance-based award granted in the fourth quarter; 3) a $0.6 million increase in advertising and promotional costs that were primarily related to strategic initiatives which we believe had a favorable impact on the fourth quarter’s sales; and 4) a $0.3 million increase in travel expenses related primarily to marketing activities and increased sales activity during the quarter.  Amortization expense increased by $0.4 million compared with the prior year due to the acquisition of NinetyFive 5 in the third quarter of fiscal 2013.

Adjusted EBITDA increased $2.9 million, or 30%, to $12.5 million compared with $9.6 million in the prior year.  Income from operations increased $1.3 million, or 17%, to $9.0 million compared with $7.7 million in the fourth quarter of fiscal 2012.  The Company’s income before income taxes increased $2.8 million, or 48%, to $8.5 million compared with $5.7 million in the prior year.  Due to benefits from the utilization of foreign tax credits, the Company’s effective income tax rate decreased substantially compared with the prior year.  The favorable impact of improved operations combined with a reduced effective income tax rate contributed to a $4.3 million, or 127%, increase in net income, to $7.7 million, or $0.47 per diluted share, compared with $3.4 million, or $0.18 per diluted share in the fourth quarter of the prior year.

Full Fiscal Year 2013 Financial Results

Consolidated sales for the full fiscal year ended August 31, 2013 increased $20.5 million to $190.9 million compared with $170.5 million in fiscal 2012.  Sales increased over the prior year through nearly all of our major delivery channels.  Sales growth during fiscal 2013 was driven primarily by the Company’s U.S./Canada direct offices (excluding the government services region), where sales increased 18% compared with the prior year, and a $9.0 million, or 64%, increase in Education Practice sales compared with the prior year.  Increased sales and improved gross margin led to an increase in gross profit to $129.0 million compared with $112.7 million in fiscal 2012.  Consolidated gross margin increased to 67.6% of sales compared with 66.1% of sales in the prior year, primarily due to increased facilitator sales, increased intellectual property license sales, and increased international licensee revenues.

The Company’s SG&A expenses increased $11.7 million, or 13%, compared with fiscal 2012.  The increase in SG&A expenses was primarily due to an $8.6 million increase in associate costs resulting from increased sales commissions and bonuses on improved sales and operating results, and the addition of new sales personnel; a $1.7 million increase in advertising and promotional costs for strategic marketing initiatives that we believe had a favorable impact on overall fiscal 2013 sales; and a $1.2 million increase in travel expenses related primarily to marketing activities and increased training activity during the fiscal year.  Amortization expense for fiscal 2013 increased by $0.7 million compared with fiscal 2012 due to the acquisition of NinetyFive 5 in the third quarter of fiscal 2013.

Adjusted EBITDA increased to $31.4 million, growth of 16%, compared with $27.1 million in fiscal 2012.  Income before income taxes increased $5.7 million, or 41%, to $19.4 million, compared with $13.7 million in the prior year.  Due to benefits from the utilization of foreign tax credits, the Company’s effective income tax rate for the fiscal year decreased to 26 percent compared with 43 percent in fiscal 2012.  The combination of improved operations and a reduced effective income tax rate contributed to a $6.5 million, or 83%, increase in net income, to $14.3 million, or $0.80 per diluted share, compared with $7.8 million, or $0.43 per diluted share, in fiscal 2012.

At August 31, 2013, the Company had $12.3 million in cash and cash equivalents, compared with $11.0 million at August 31, 2012.  Net working capital increased to $38.2 million at August 31, 2013 compared with $27.5 million on August 31, 2012 and the Company had no borrowings on its revolving line of credit facility at August 31, 2013.

Fiscal 2014 Outlook

Based on its strong fiscal 2013 financial performance and the strength of its booking pace and awarded revenue in the fourth quarter of fiscal 2013, the Company expects Adjusted EBITDA for fiscal 2014 to increase to between $35 million and $37 million—up from $31.4 million in fiscal 2013.

Earnings Conference Call

As previously announced, on Thursday, November 7, 2013, at 5:00 p.m. Eastern time (3:00 p.m. Mountain time) Franklin Covey will host a conference call to review its financial results for the quarter and full fiscal year ended August 31, 2013.  Interested persons may participate by dialing 800-447-0521 (International participants may dial 847-413-3238), access code: 35977352.  Alternatively, a webcast will be accessible at the following Web site: http://www.media-server.com/m/p/6p32ifs6.  A replay will be available from November 7 (7:30 pm ET) through November 14, 2013 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 35977352#.  The webcast will remain accessible through November 14, 2013 on the Investor Relations area of the Company’s Web site at:  http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability; expected Adjusted EBITDA in fiscal 2014; anticipated future sales; and goals relating to the growth of the Company.  Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general economic conditions; the expected number of booked days to be delivered; market acceptance of new products or services and marketing strategies; the ability to achieve sustainable growth in future periods; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations.  These forward-looking statements are based on management’s current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release, except as required by law.

Non-GAAP Financial Information

Refer to the attached table for the reconciliation of a non-GAAP financial measure, “Adjusted EBITDA,” to consolidated net income, the most comparable GAAP financial measure.  The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest expense, income tax expense, amortization, depreciation, share-based compensation expense, and certain other non-recurring items.  The Company references this non-GAAP financial measure in its decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and the Company believes it provides investors with greater transparency to evaluate operational activities and financial results.  We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking Adjusted EBITDA to GAAP measures because of our inability to project certain of the costs included in the calculation of Adjusted EBITDA.

About Franklin Covey Co.

Franklin Covey Co. (NYSE:FC) (www.franklincovey.com), is a global provider of training and consulting services in the areas of leadership, productivity, strategy execution, customer loyalty, trust, sales performance, government, education and individual effectiveness.  Over its history, Franklin Covey has worked with 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, and thousands of small and mid-sized businesses, as well as numerous government entities and educational institutions.  Franklin Covey has more than 40 direct and licensee offices providing professional services in over 140 countries.

Investor Contact: Franklin Covey Steve Young 801-817-1776 investor.relations@franklincovey.com	Media Contact: Franklin Covey Debra Lund 801-817-6440 Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
Condensed Consolidated Income Statements
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2013	2012	2013	2012

Net sales	$61,574	$51,015	$190,924	$170,456

Cost of sales	18,862	15,999	61,935	57,773
Gross profit	42,712	35,016	128,989	112,683

Selling, general, and administrative	31,880	25,927	101,176	89,462
Depreciation	833	768	3,008	3,142
Amortization	990	620	3,191	2,499
Income from operations	9,009	7,701	21,614	17,580

Interest expense, net	(399)	(600)	(1,718)	(2,464)
Discount on related party receivable	(102)	(1,369)	(519)	(1,369)
Other income, net	1	-	21	-
Income before income taxes	8,509	5,732	19,398	13,747

Income tax provision	(790)	(2,333)	(5,079)	(5,906)
Net income	$7,719	$3,399	$14,319	$7,841

Net income per common share:
Basic	$0.47	$0.19	$0.83	$0.44
Diluted	0.47	0.18	0.80	0.43

Weighted average common shares:
Basic	16,352	17,793	17,348	17,772
Diluted	16,479	18,839	17,971	18,360

Other data:
Adjusted EBITDA(1)	$12,488	$9,623	$31,402	$27,056

(1) The term Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP measure to the most comparable
GAAP equivalent, refer to the Reconciliation of Net Income to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2013	2012	2013	2012
Reconciliation of net income to Adjusted EBITDA:
Net Income	$7,719	$3,399	$14,319	$7,841
Adjustments:
Other income, net	(1)	-	(21)	-
Interest expense, net	399	600	1,718	2,464
Discount on related party receivable	102	1,369	519	1,369
Income tax provision	790	2,333	5,079	5,906
Amortization	990	620	3,191	2,499
Depreciation	833	768	3,008	3,142
Share-based compensation	1,656	534	3,589	3,835

Adjusted EBITDA	$12,488	$9,623	$31,402	$27,056

Adjusted EBITDA margin	20.3%	18.9%	16.4%	15.9%

FRANKLIN COVEY CO.
Additional Sales Information
(in thousands and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2013	2012	2013	2012
Sales Detail by Category:
Training and consulting services	$57,472	$48,579	$178,656	$158,779
Products	3,119	1,399	8,114	8,456
Leasing	983	1,037	4,154	3,221

Total	$61,574	$51,015	$190,924	$170,456

Sales Detail by Region/Type:
U.S./Canada direct offices	$29,049	$26,458	$96,899	$86,698
International direct offices	9,217	8,080	29,558	28,773
International licensees	3,785	3,507	15,452	14,301
National account practices	16,686	10,170	37,042	27,367
Self-funded marketing	1,661	1,497	5,866	8,368
Other	1,176	1,303	6,107	4,949

Total	$61,574	$51,015	$190,924	$170,456

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	August 31,	August 31,
	2013	2012
Assets
Current assets:
Cash	$12,291	$11,011
Accounts receivable, less allowance for
doubtful accounts of $982 and $851	52,684	38,087
Receivable from related party	3,305	3,588
Inventories	4,321	4,161
Deferred income taxes	4,685	3,634
Prepaid expenses and other current assets	3,822	3,714
Total current assets	81,108	64,195

Property and equipment, net	17,180	18,496
Intangible assets, net	60,654	59,205
Goodwill	16,135	9,172
Long-term receivable from related party	4,453	3,478
Other assets	9,875	9,534
	$189,405	$164,080

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of financing obligation	$1,139	$992
Current portion of bank note payable	-	2,500
Accounts payable	9,294	7,758
Income taxes payable	1,365	869
Accrued liabilities	31,140	24,530
Total current liabilities	42,938	36,649

Financing obligation, less current portion	27,376	28,515
Bank note payable, less current portion	-	208
Other liabilities	6,106	1,152
Deferred income tax liabilities	6,479	7,001
Total liabilities	82,899	73,525

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	210,227	182,534
Common stock warrants	-	5,260
Retained earnings	40,429	26,110
Accumulated other comprehensive income	1,686	3,410
Treasury stock at cost, 10,759 and 9,365 shares	(147,189)	(128,112)
Total shareholders' equity	106,506	90,555
	$189,405	$164,080